UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013

EATON SCIENTIFIC SYSTEMS, INC.

(Exact name of Company as specified in its charter)

Nevada	333-166487	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
9595 Wilshire Blvd., Suite 900 Beverly Hills, California 90212 (Address of principal executive offices) Telephone Number: 310-281-6923 (Registrant’s Facsimile Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 26, 2013, the Company (the “Company,” the “Registrant”) and its Majority Shareholders (the “Majority Stockholders”) entered into an Agreement for the Purchase of Common Stock (the “Stock Purchase Agreement”) with Domenic Marciano (and/or assigns) (“Marciano”), an individual, whereby Marciano acquired 227,370,000 shares of the Company’s common stock (the “Eaton Stock”) from the Majority Stockholders at par value $.001, representing approximately 51.3% of the Company’s total issued and outstanding shares, in exchange for cash in the amount of $22,737.00 (the “Cash Proceeds”).  The Stock Purchase Agreement, and subsequent transaction closing, was completed on November 26, 2013, and a Change in Control of the Registrant took place.

In connection with the terms and conditions of the Stock Purchase Agreement and sale of 227,370,000 shares held by the Majority Stockholders:

1.

Marciano will appoint two new directors to the Company’s board of directors; and

2.

the Registrant will “Spin Out” one hundred percent (100%) of the issued and outstanding stock of the Registrant’s operating subsidiary Eaton Scientific Systems, Ltd, to the shareholders of record on November 25, 2013, on a pro rata one-for-one basis, within sixty (60) days of the change in control of the Company; and

3.

The Shareholder “Lock-Up-Leak-Out” Agreements were cancelled by mutual agreement between the Board and the Registrant’s Shareholders who were party to the Agreements.

THE SPIN OFF

Marciano has represented that he intends to acquire an exclusive license to a unique automotive product, the EcoFlora Spark Plug, with a proprietary technology and that the new Management believes that EcoFlora has the potential to be uniquely positioned in the automotive parts business in the United States and International automotive parts marketplace.

The Management believes that the potential success of the EcoFlora technology could potentially provide value to the Company and its shareholders.

The Majority Shareholders acknowledge that the Company has not been able to attract investment capital sufficient to execute its business plan because of its Share price.

The Majority Shareholders and the Company’s Management believe it is in the best interest of the Company’s Shareholders to operate Eaton Scientific Systems, Ltd. (“Eaton Sub”) a Nevada corporation and wholly owned subsidiary of the Company, as a private Company, until such time where it is sufficiently capitalized to increase the probability for its Clinical Trials of Homatropine (“Tropine 3”) in oral suspension for the treatment of hot flash symptoms in pre-menopausal, menopausal and post menopausal women, to be in a position to yield results that may provide the opportunity for a potential FDA approval for marketing to consumers in the US.

The Majority Shareholders of the Company have voted to “Spin-out” to its Shareholders, one hundred percent (100%) of the issued and outstanding shares of Eaton Scientific Systems Ltd., its operating subsidiary, as of November 25, 2013, on a one-for-one basis within sixty-days (60) of the Change of Control of the Company, or by January 25, 2014.

The Shareholders of the Registrant may contact the Registrant’s subsidiary, Eaton Scientific Systems, Ltd. by telephone at (310) 899-5522 or by email at info@eatonscientic.com to obtain further information about the “Spin-out”.

As of the Change of Control of the Registrant, the Company will maintain all of its Assets and Liabilities in the Eaton Sub.

The summary description of the terms of the Stock Purchase Agreement may not contain all information that is of interest to the reader. For further information regarding specific terms and conditions of the Stock Purchase Agreement, reference is made to such agreement included in this filing and attached herewith as Exhibit 2.2.

ITEM 3.02

UNREGISTERED SHARES OF EQUITY SECURITIES

The information provided in Item 1.01 of this Current Report on Form 8-K relating to the shares issued in the Spin-Out of Eaton Scientific Systems, Ltd. is incorporated by reference into this Item 3.02.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon an exemption from registration afforded either under Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder, or Regulation S for offers and sales of securities outside the U.S.

ITEM 5.01

CHANGES IN CONTROL OF REGISTRANT

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On November 21, 2013, pursuant to the Written Consent of the Board of Directors:

1.

the number of seats on the board of directors was expanded from one (1) member to three (3) members; and

2.

Michael Borkowski resigned as Chairman of the Board of Directors.  The resignation did not involve any disagreement with the Company on any matter relating to the Company’s operations, policies or practices; and

3.

Dominic Marciano was elected to the office of Chairman the Board of Director of the Company; and

4.

Mark Dilly was appointed as a member of the Board of Directors of the Company.

No change in officers took place. The biographies of the newly appointed directors are set forth below:

Dominic Marciano

Mr. Dominic Marciano, age 49, he has been a prominent and successful business man in the Toronto, Ontario, Canada, area for over 30 years. Some of his trades have included hospitality, real estate development, and entertainment. He also has a vested interest in the Sunset Speedway in Innesfil, Ontario.

Mr. Marciano was born in Italy and came to Ontario, Canada, in 1966. He currently resides in Woodbridge, Ontario, with his wife of 25 years, and two children, and supports many local charities.

Mark Dilly

Mr. Mark Dilly, age 44, manager and instructor at Sunset Speedways in Ontario, Canada, began his career in racing at the age of 7.  With a career spanning over 30 years as a professional race car driver, he also is involved in many charity and corporate events.  Honored as “Champion of Champions” for his volunteer efforts with the Canadian Diabetes Dinner of Champions, Mr. Dilly is also on the committee and speaker for the “Race Against Drugs” program.

As management at Sunset Speedway, and instructor of the “Mark Dilley Driving Experience, Mr. Dilly is able to enjoy all sides of the racing world.  He has instructed over 5,000 people in his career, including corporate group schools.

The Company has no arrangements or agreements with Mr. Marciano or Mr. Dilly relating to compensation as a director.

Involvement in Certain Legal Proceedings

During the past ten years, neither Mr. Marciano nor Mr. Dilly has been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an  associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(i) in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

ITEM 9.01

EXHIBITS

Exhibit Number	Exhibit Description
(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession
2.2*	Agreement for the Purchase of Common Stock between the Majority Shareholders of Eaton Scientific Systems, Inc. and Domenic Marciano dated November 26, 2013
(21)	List of Subsidiaries (2)
21.1	Pristine Solutions Limited, incorporated under the laws of Jamaica
21.2	Eaton Scientific Systems, Ltd., incorporated under the laws of Nevada, USA

*

Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON SCIENTIFIC SYSTEMS, INC.

Date: November 29, 2013	/s/ Michael Borkowski
By: Michael Borkowski
Its: President and Chief Executive Officer